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                                                                    Exhibit 10.3


                           IBIZ TECHNOLOGY CORPORATION
                     DISTRIBUTED SOFTWARE LICENSE AGREEMENT

LICENSOR:
         JEREMY RADLOW                                                         Agreement # 99-017

DBA:  LNKVERSE                                                                Attachments (if any)
                                                                                      None

33 MILL STREET #5 ORONO, ME 04473                                            Effective: June 2, 1999


Licensor Contact                                                             Delivery: June 4, 1999
JEREMY RADLOW

INSTALLATION SITE:                                                        Non-expiring, perpetual license

  Multi-use license: for use distribution And sale                                Warranty Period
with associated hardware

                                                                     Support for 1 year from effective date


PRODUCTS:         KEYLINK SOFTWARE                                                  License Fee
Quantity          Description                                                       Total Cost
--------          -----------                                                       ----------
                Exclusive license to use, distribute and                  Upon delivery of KeyLink, iBIZ
                offer for sale with associated hardware,                 Technology Corp. will transfer to
                the software program named by author as:              Licensor, within (1) business day, the
                "KeyLink".  The purpose of said software is                         following:
                to allow connection of the keyboard product
                manufactured by iBIZ Technology Corp. to                 20,000 shares of iBIZ Technology
                connect to "Palm Computing Devices"                       Common stock (NASDAQ BB: IBIZ)
                produced by 3COM Corp. The "KeyLink"                    - market value approximately $26000
                software package has been adapted from a                   US Dollars as of June 1, 1999
                trial version named "KeyZ", previously
                tested by iBIZ Technology.  Modifications                      $3,000.00 US Dollars
                have been, or will be made to the tested
                software prior to final delivery, to meet               Delivered within (3) business days,
                required specifications from iBIZ                                 the following:
                Technology.

                As a final "distribution" version of the                          (1) New laptop computer
                software has not been received or tested                            Current production
                by iBIZ Technology, Licensor agrees to                                 model, P2, w/
                reasonably modify and support the                            RAM, floppy & CD drives, HD, TFT
                software for a period of (1) year from                         LCD screen, Battery, Charger
                the execution agreement.                                              "IBIZ Phoenix"
                                                                     (Manufactured by Twinhead, as their date of this
                                                                                    Slimnote VX model)


                Support shall be to make all reasonable
                efforts to adapt, modify or otherwise
                change the software to allow
                compatibility with current and future
                versions of Palm Computing Devices.
                This shall include compatibility with
                other software products "approved" by
                3COM and Palm Computing, but excludes
                non-approved software products.
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This Agreement is entered into as of the Effective Date specified above between
     iBIZ Technology Corporation ("iBIZ") and the Licensor specified above.

1. PROVISION OF PROGRAMS. Under the provisions of this Agreement, Licensor agrees to grant iBIZ licenses to use Licensor's proprietary computer programs and associated materials ("Products") specified above.

2. SCOPE OF LICENSE. Licensor hereby grants to iBIZ a perpetual, exclusive license to use the software on the terms and conditions set forth herein
(together with all modifications and accompanying documentation referred to herein as the "Software"). This license is for the use of the Software by iBIZ and any assigned user, purchasing or receiving said Software. iBIZ is entitled to copy the Software into any machine-readable or printed form for back-up or modification purposes and duplication for sale or distribution by iBIZ.

3. INSTALLATION/ACCEPTANCE. Unless otherwise specified herein iBIZ shall install or provide for sale or distribution the Product in accordance with instructions provided by Licensor. iBIZ reserves the right to conduct acceptance testing within sixty (60) days of its receipt thereof, to demonstrate the Products conform to their respective Specifications. If a Product does not pass the acceptance test, iBIZ shall notify Licensor, specifying in reasonable detail in what respects the Product has failed to perform. Licensor shall promptly correct said deficiencies or accept the return of the Products for full refund of all fees paid therefore.

4. DOCUMENTATION AND TRAINING. Upon delivery of each Product, Licensor shall deliver to iBIZ one (1) copy of all generally available documentation for such Product sufficient to enable iBIZ personnel to use and to reasonably understand the use and operations of the Product ("Documentation"). iBIZ may copy the Documentation in order to satisfy its own internal requirements or may duplicate additional copies for any reasonable use.

5.0 (a) LICENSE GRANT. Licensor grants to iBIZ a perpetual, exclusive license to use each Product, commencing upon its delivery to iBIZ and continuing thereafter from the date of iBIZ's acceptance of the Product, for the License Term specified on the Schedule, unless terminated earlier in accordance with this Agreement.

         (b) INVOICE AND PAYMENT. Licensor may invoice iBIZ for the License Fee set forth above, on or after acceptance by iBIZ of the Product involved. Each invoice properly rendered in accordance with this Agreement, shall be payable within thirty (30) days after its receipt, unless otherwise specified herein.

5.1 DISASTER RECOVERY. Each License includes the right to use Products on temporary substitute or back-up equipment. iBIZ shall also be entitled to make and keep copies of each Product and its Documentation for archival/back-up purposes. iBIZ may from time to time permanently transfer the license to use a Product from one computer to another compatible with the Product (irrespective of model, type or size) or from one Installation Site to another, from one country or region to another, without payment of any additional fee or charge.

5.2 TITLE AND MODIFICATIONS. Licensor retains title to the Products provided hereunder, but does convey exclusive rights and other interest therein to iBIZ, with the licenses granted hereunder. Licensor agrees that iBIZ shall have the right to enhance, modify and/or adapt any of the Products and/or materials provided to iBIZ hereunder, may create and use derivative works and may use said enhanced, modified, adapted Products and/or materials in accordance with this Agreement. iBIZ may also combine Products with other programs and/or materials.
iBIZ shall have the exclusive ownership right to use any enhancements, modifications, adaptations and derivative works made by or for iBIZ or by Licensor specifically at iBIZ's request and expense. Nothing contained in this Section, by itself, shall give iBIZ any right to receive the Product source code.

6.0 MAINTENANCE. Licensor warrants that for a period of ninety (90) days after iBIZ has notified Licensor of its acceptance of the Product pursuant to Article
3 ("Installation/Acceptance"), it shall correct and repair any malfunction, defect or nonconformity which prevents such Product from performing in accordance with the provisions of this Agreement at no additional charge to iBIZ.

7.0 (a) CORRECTION OF NONCONFORMITIES AND TECHNICAL SUPPORT. Licensor shall promptly correct or repair any Product failure, malfunction, defect or nonconformity, which prevents it from performing in




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accordance with the Documentation and Specifications for a period of (1) year from the effective date of this agreement. Licensor shall respond by telephone
(or other confirmed means) to any request for service made during normal business hours within one (1) day of iBiZ's initial request for service.
Licensor shall provide reasonable remote technical assistance and consultation to iBIZ at any time during normal working hours.

         (b) UPDATES AND REVISIONS. Licensor shall provide iBIZ with all revisions, updates, improvements, modifications and enhancements to each Product and to the documentation described in Article 4 ("Documentation And Training"), hereof, which are produced and generally made available by Licensor ("Update"), including any revised Documentation. iBIZ may refuse to accept same, and in such event, Licensor shall maintain the Product in the form in effect immediately prior to Licensor's request that iBIZ accept such Update. For purposes of this Agreement, an Update once incorporated into any Product or Documentation shall be considered a part thereof for all purposes hereunder. Licensor shall use all commercially reasonable efforts to produce and make available to iBIZ any and all modifications to the Products to enable same to operate in conjunction with any new releases of the applicable equipment's operating system.

8.0 GENERAL WARRANTIES. Licensor warrants to iBIZ that: (i) Licensor has the right to furnish the Products, Documentation, Specifications and other materials and perform the services as specified in this Agreement ("Product Materials and Services") covered hereunder free of all liens, claims, encumbrances and other restrictions; (ii) the Product Materials and Services furnished by Licensor and/or iBIZ's use of the same hereunder do not violate or infringe the rights of any third party or the laws or regulations of any governmental or judicial authority; (iii) iBIZ shall be entitled to use and enjoy the benefit of the Product Materials and Services, subject to and in accordance with this Agreement; and (iv) iBIZ's use and possession of the Product Materials and Services hereunder, shall not be adversely affected, interrupted or disturbed by Licensor or any entity assenting a claim under or through Licensor.

8.1 YEAR 2000 WARRANTIES. Licensor warrants that: the Products have been tested and are fully capable of providing accurate results using data having date ranges spanning the twentieth (20th) and twenty first (21st) centuries (e.g., years 1980-2100). Without limiting the generality of the foregoing, Licensor warrants that all software licensed from Licensor shall (a) manage and manipulate data involving all dates from the 20th and 21st centuries without functional or data abnormality related to such dates; (b) manage and manipulate data involving all dates from the 20th and 21st centuries without inaccurate results related to such dates; (c) have user interfaces and data fields formatted to distinguish between dates from the 20th and 21st centuries; and (d) represent all data related to include indications of the millennium, century, and decade as well as the actual year.

8.2 PRODUCT WARRANTIES. Licensor warrants that: (i) for the period of one (1) year from date of acceptance all tangible portions of the Product Materials and Services shall be free from any defects in materials and workmanship and the Products shall conform to and operate in accordance with the Specifications for such Products, the Documentation provided to iBIZ as are attached, described and/or provided under this Agreement; and (ii) the Specifications and Documentation and other materials provided by Licensor hereunder shall faithfully and accurately reflect the Products provided to iBIZ hereunder.
Licensor further warrants that for the Warranty Period specified herein it shall correct and repair any malfunction, defect or nonconformity which prevents such Product from performing in accordance with the provisions of this Agreement at no additional charge to iBIZ. Licensor warrants that, upon the expiration of the Warranty Period, it shall perform the maintenance and support services as specified in this Agreement.

8.3 WARRANTY DISCLAIMER. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT,
THERE ARE NO OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED
TO, ANY IMPLIED WARRANTY OF MERCHANT-ABILITY OR FITNESS FOR A PARTICULAR
PURPOSE.

9.0 INTELLECTUAL PROPERTY INFRINGEMENT. Licensor agrees to defend and/or handle at its own expense, any claim or action against any iBIZ Entity, defined as iBIZ, Invnsys, subsidiaries. and affiliated companies, for actual or alleged infringement of any intellectual or industrial property right, including, without limitation, trademarks, service marks, patents, copyrights, misappropriation of trade secrets or any similar proprietary rights, based upon the Product Materials and Services furnished hereunder by Licensor or based on iBIZ's use thereof, excluding modifications by iBIZ that result in alleged infringement. Licensor further agrees to indemnify and hold iBIZ harmless from and against any and all liabilities, losses, costs, damages and expenses
(including reasonable attorneys' fees) associated with any such claim or action.
Licensor shall have the sole right to conduct the defense of

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any such claim or action and all negotiations for its settlement or compromise, unless otherwise mutually agreed to in writing.

9.1 INTELLECTUAL PROPERTY INFRINGEMENT REMEDIES. If any Product Materials and/or
Services become, or in Licensor's opinion are likely to become, the subject of any such claim or action, then, Licensor, at its expense may either: (i) procure for iBIZ the right to continue using same as contemplated hereunder; (ii) modify same to render same non-infringing (provided such modification does not adversely affect iBIZ's use as contemplated hereunder); or (iii) replace same with equally suitable, functionally equivalent, compatible, non-infringing products, materials and/or services. If none of the foregoing are commercially practicable, Licensor having used all reasonable efforts, then iBIZ shall have the right to terminate the Schedule(s) involved and shall be entitled to a pro-rata refund of all payments made in respect of such Product (calculated on a straightline five (5) year basis unless a shorter License Term applies).

10.0 iBIZ CONFIDENTIAL INFORMATION. Licensor agrees to regard and preserve as confidential all information related to the business and activities of iBIZ and the iBIZ Entities, their customers, clients, suppliers and other entities with whom iBIZ and the iBIZ Entities do business, that may be obtained by Licensor from any source or may be developed as a result of this Agreement. Licensor agrees to hold such information in trust and confidence for iBIZ and not to disclose such information to any person, firm or enterprise, or use (directly or indirectly) any such information for its own benefit or the benefit of any other party, unless authorized by iBIZ in writing, and even then, to limit access to and disclosure of such confidential information to Licensor's employees on a "need to know" basis only.

10.1 LICENSOR CONFIDENTIAL INFORMATION. iBIZ acknowledges that Licensor considers the Products and any materials labeled "Confidential" at the time of their delivery to iBIZ, to be confidential and/or trade secrets of Licensor and iBIZ agrees that iBIZ has obtained Licensor's written consent to release and distribute the Products. Further, iBIZ will utilize the Products for purposes specifically related to additional iBIZ products.

10.2 CONFIDENTIALITY EXCEPTIONS. Information shall not be considered confidential to the extent, but only to the extent, that such information is:
(i) already known to the receiving party free of any restriction at the time it is obtained from the other party; (ii) subsequently learned from an independent third party free of any restriction and without breach of this Agreement; (iii) is or becomes publicly available through no wrongful act of either party; (iv) is independently developed by one party without reference to any Confidential
Information of the other; or (v) required to be disclosed pursuant to a requirement of a government agency or law so long as the parties provide each other with timely written prior notice of such requirements.

11.0 TAXES. iBIZ agrees to pay all taxes levied against or upon the Products and any services or their use hereunder, exclusive, however, of taxes based on Licensor's income, which taxes shall be paid by Licensor. If any tax for which iBIZ is responsible hereunder is paid by Licensor, iBIZ will reimburse Licensor upon iBIZ's receipt of proof of payment.

12.0 LIABILITY. In no event shall either party be liable, one to the other, for any indirect, special or consequential damages arising out of or in connection with this Agreement.

13.0 EXCUSABLE DELAYS. In no event shall either party be liable to the other for any delay or failure to perform due to causes beyond the control and without the fault or negligence of the party claiming excusable delay.

14.0 MATERIAL BREACH. In the event of any material breach of this Agreement by one party, the other party may (reserving cumulatively all other remedies and rights under this Agreement and in law and in equity) terminate the License involved, in whole, by giving thirty (30) days' written notice thereof;
provided, however, that any such termination shall not be effective if the party in breach has cured the breach of which it has been notified prior to the expiration of said thirty (30) days.

15.0 ADVERTISING OR PUBLICITY. Neither party shall use the name or marks, refer to or identify the other party in advertising or publicity releases, promotional or marketing correspondence to others without first securing the consent of such other party.

16.0 ASSIGNMENT. Neither party may assign this Agreement, any Schedule and/or any rights and/or obligations hereunder without the written consent of the other party and any such attempted assignment shall be void; provided, however, that iBIZ may assign this Agreement, any Schedule and/or any of its rights and/or obligations hereunder to any iBIZ Entity upon written notice to Licensor without the consent of Licensor.


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17.0 GOVERNING LAW. In all respects this Agreement shall be governed by the substantive laws of the State of Arizona without regard to conflict of law principles.

18.0 MODIFICATION, AMENDMENT, SUPPLEMENT AND WAIVER. No modification, course of conduct, amendment, supplement to or waiver of this Agreement, any Schedule. or any provisions hereof shall be binding upon the parties unless made in writing and duly signed by both parties. At no time shall any failure or delay by either party in enforcing any provisions, exercising any option, or requiring performance of any provisions, be construed to be a waiver of same.

19.0 SEVERABILITY. If any of the provisions of this Agreement are held invalid, illegal or unenforceable, the remaining provisions shall be unimpaired.

20.0 HEADINGS. Headings are for reference and shall not affect the meaning of any of the provisions of this Agreement.

21.0 ENTIRE AGREEMENT. The attachments (if applicable), to this Agreement are incorporated by this reference and shall constitute part of this Agreement. This
Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.



INKVERSE, LLC                                  iBIZ TECHNOLOGY CORPORATION
                                                                   (iBIZ)

By:____________________________________        By:______________________________

Name/Title:____________________________        Name/Title:______________________
           (Print, Stamp or Type)                         (Print, Stamp or Type)

Date:__________________________________        Date:____________________________


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